UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room M, 21F, Tong Nam Ah Commercial Centre, 180 Alameda Dr. Carlos D’Assumpcao, Macau

(Address of principal executive offices)

(852) 2530-2089

(Telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2024, Scientific Energy, Inc., a Utah corporation (the “Company”) entered into a Base Agreement for Purchase of Graphite Ore (the “Agreement”) with Madagascar Graphite Limited (the “Supplier”). As previously reported, the Company established a new wholly-owned subsidiary, Graphite Energy, Inc., and plans to enter the business of graphite production and sales, including establishing a production line for graphite refined powder products in Madagascar. Consequently, the Company first needs to ensure the long-term, sufficient and stable supply of graphite ore, which is the most important raw material for the Company’s graphite production line. The Supplier owns approximately 280-square-kilometer graphite mining area in the Tamatave region of Madagascar, with hundreds of millions of tons of the estimated graphite ore reserves and a history of graphite mining for more than a hundred years.

The validity period of the Agreement is 6 years and can be extended. During the agreement period, the Company will produce 600,000 tons of graphite refined powder products with a carbon content of more than 95%. After the discount, the price of the graphite ore needed to produce 600,000 tons of graphite refined powder products is $120,000,000. Under the agreement, the Supplier agrees to provide sufficient graphite ore to the Company in first priority manner. Supplier requires an advance payment of forty percent (40%) of the total purchase price, which is $48,000,000. Parties agree that Company will issue 96,000,000 shares of the Company's common stock shares to Supplier, at a price of US$0.50 per share, for a total price of $48,000,000, which is 40% of the total consideration, as an advance payment and deposit (the “Advance Payment”) of the Company.

The shares will be issued to the Supplier within 90 days of signing this Agreement. Pursuant to the Agreement, the shares as such issued will be held in escrow by an attorney jointly selected by both parties. The Supplier shall not sell any of the above-mentioned stocks shares within the three years of the issuance. Any sales of the shares by the Supplier have to be comply with the U.S. Securities Act of 1933, as amended, and other government rules and regulations.

This summary description of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the terms of the Base Agreement for Purchase of Graphite Ore, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Base Agreement for Purchase of Graphite Ore dated January 18, 2024, by and between the Company and Madagascar Graphite Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

By:  /s/ Stanley Chan

_________________________

Stanley Chan

Chief Executive Officer

January 19, 2024